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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP
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                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35557 of Telecommunications Income Fund XI, L.P. of our reports dated September 4, 1997 related to Telecommunications Income Fund XI, L.P. and March 5, 1998 related to Berthel Fisher & Company Leasing, Inc. (General Partner), appearing in the Prospectus which is part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP



Cedar Rapids, Iowa
August 17, 1998